April 27, 2011

Dear Shareholder:

I would like to take this opportunity to bring you up to date on recent events in regards to the advancement of our project and also discuss events that have impacted upon the public market for the securities of our company.

Lithium Exploration Group acquired the option to the Valleyview Project in Q4 -2010 and subsequently acquired an option to 60% working interest of the Salta Project in Q1 –2011. These projects are in different parts of the world and at different stages of potential production. The Valleyview assets are right in the heart of oil and gas country in central Alberta overlaying an aquifer to have known levels of lithium and other minerals. That aquifer has been drilled into by a number of oil and gas companies over the years to extract the oil and gas which sits on top of the water some 2500 meters underground. The Salta Project is in a remote part of Argentina in a region rich having near surface groundwater that is known to be a rich source of lithium, potassium, and boron. The 5 cateos that make up the Salta Project have never been drilled into for water sampling of the groundwater which makes them a great exploration opportunity.

The thesis behind acquiring these two properties is to diversify our holdings by geographic region, mineral makeup, and production potential. The Salta Project is pure exploration which will be advanced by trenching and drilling in the salars for groundwater and in the foothills of the adjacent mountains for copper. That exploration work will hopefully lead to the sale of the assets or a joint venture with a major mining operation. The next steps for the Salta Project are to get high-resolution imaging done of the properties and have a team of experts design a strategy for exploration of the salars and the foothills. The goal is to commence exploration efforts in Q4 – 2011.

The Valleyview Project is much closer to actual production because of its proximity to infrastructure in the form of skilled labor, electricity, and roads. The Leduc and Beaverhill aquifers have been well documented over the years as holding anomalous levels of lithium at economically viable levels. By having government studies performed in the surrounding areas dating back to 1976 we are in a position to advance the assets not as “exploration efforts” but from the approach of production feasibility. In Q1 – 2011 we engaged in a water sample testing effort covering 83 active oil and gas wells across the property with the testing performed by Maxxam Analytics. This testing will allow us to better grasp the production levels and mineral make up of these brines to an extent that has never been done before. The AGS (Alberta Geological Survey) studies in the past have been spot testing over a broad range of land without a specific purpose and while they provide a guideline for exploration the sample testing that we are doing is paramount to understanding what we have our hands on.

The testing is underway and is showing the mineral make-up of the brines but the opportunity to produce commercially viable minerals from the brines is not going to be as easy as it is in South American or Nevada deposits. They have the ability to leverage the arid climate in those regions to evaporate the brine to a highly condensed state then send to the plant for refinement and production. Needless to say, Alberta does not provide us with a climate conducive to open air evaporation of the produced brines. We have taken the approach from the onset that with the recent increase in the price of lithium and the huge amount of available infrastructure available in Alberta, that we should be able to find a technology that recreates the arid climates of Chile and Argentina and still be able to produce lithium carbonate and turn a profit.

We have worked diligently over the past 6 months and have identified a generator that, through ultrasonic technology, has the ability to separate the inorganic minerals from the organic water to produce highly concentrated brine in a matter of hours. The separation of minerals from water is as simple as adding heat but to add the heat required to separate all of the minerals from the brines could take a huge amount of energy which would have to be produced via natural gas, diesel, or electricity. This generator makes the most sense to our application because it is mobile and uses minimal electricity because the heat is produced through a cavitation process as a function of running the generator not from the actual electricity provided from the grid.

This turn of events has a couple of critical implications to our efforts. First, it serves as a way to concentrate the brines preparing them for separation and commercial production. Second, it gives us the ability to do in a couple of hours what takes evaporation methods almost 2 years to produce. The ability for us to produce product in a timely manner will allow us to quickly react to market conditions that is presently unavailable in the market today.

We are actively engaged with a number of groups that are looking to invest in our company for 3 important phases that will get us through the end of 2011. First we must license the production of the pilot technology unit, second we have to contract a lab partner to design the separation process to take the highly condensed brine and produce multiple commercially viable minerals, third we will be compiling the results from the testing of the generator and designing of a separation process to build a pilot plant beginning commercial production. We hope to have the capital raise completed by the end of May and should have the pilot plant complete and operational by the end of 2011.

In 2011, we will be looking to expand our claim holdings in both Canada and South America. Any potential acquisitions will be in line with our current philosophy of acquiring multi-mineral deposits that will add to the overall shareholder value of Lithium Exploration Group. We are not going to spend capital on acquisitions that would take away from exploration in Argentina or bringing the Valleyview Project to production. These assets will remain our focus but we will be opportunistic when we can. Our philosophy on being a junior mining company is that we must advance assets, not just stake claims and keep them on our balance sheet.

Additionally, it has come to the Company’s attention that in recent weeks various organizations, websites and paid analysts have been promoting our company’s stock. We seek to clarify that that we have not engaged in any such activity, and have no connections to, or relationships with, anyone who would be engaging in the promotion of our stock. As an exploration stage enterprise, our focus must remain on developing our property interests to establish a commercially viable resource. This is where our attention and funds will remain focused and we have not, and do not currently intend to, expend funds on stock promotional activity. We urge any prospective investors to obtain advice from a qualified investment professional prior to making an investment in our Company.

Although much work needs to be done and significant capital must be raised, we are very optimistic about the future of the company. We feel that we are in a position to assemble a seasoned management team and raise the necessary capital to advance the project. The strength in the lithium market further enhances our belief and commitment.

The Board of Directors would like to take this opportunity to thank you for your patience and continued support, and looks forward to enhancing shareholder value as we proceed.

Sincerely,
Alex Walsh
President

DISCLAIMER

The information provided in this letter is intended solely for the general knowledge of our shareholders and does not constitute an offer or a solicitation of an offer for the purchase or sale of any shares or other securities of Lithium Exploration Group Inc. There are substantial risks associated with investing in development stage exploration companies. Potential investors should seek advice from a qualified financial dealer prior to investing in Lithium Exploration Group Inc. No securities commission or similar authority has in any way passed on any of the information contained in this letter.

Forward-Looking Statements

This letter contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development of our property interest and any exploration or test results that we may obtain.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. In particular, estimating resources and reserves involves inherent engineering uncertainties as well as inherent uncertainties about the future fluctuations in the price of lithium, which can cause estimates of economic reserves to be revised upwards or downwards. Other factors affecting forward looking statements include, among others, the inherent uncertainties associated with lithium exploration; legislative, environmental, judicial, regulatory, political and competitive developments in areas in which Lithium Exploration Group Inc. operates; and technological, mechanical and operational difficulties encountered in connection with Lithium Exploration Group Inc.'s activities. These forward-looking statements are made as of the date indicated, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in such statements are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Potential investors should refer to the risk factors disclosure outlined in our periodic and current reports filed from time-to-time with the Securities and Exchange Commission.